UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2017

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-08022	62-1051971
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida		32202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (904) 359-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 1, 2017, Carolyn T. Sizemore retired from her position as Controller of CSX Corporation (the “Company”) and was succeeded by Andrew L. Glassman. Mr. Glassman, age 47, had served as Vice President – Strategic Planning of CSX Corporation since November 2015, and as Vice President – Commercial Finance for CSX Transportation, Inc. from December 2014 until November 2015, and as Vice President – Operations Finance from January 2013 until December 2014. Additionally, Mr. Glassman served as Assistant Vice President – Finance of CSX Intermodal from 2007 until 2013. To facilitate the transition, Ms. Sizemore will remain a Vice President through her retirement in August 2017, following a distinguished 28-year career with the Company.

There is no arrangement or understanding between Mr. Glassman and any other person pursuant to which he was selected as an officer. There are no family relationships between Mr. Glassman and any director or executive officer of the Company, and Mr. Glassman is not a party to any transaction in which the Company is a participant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ Frank A. Lonegro

Name:	Frank A. Lonegro
Title:	Executive Vice President and Chief Financial Officer

DATE: May 5, 2017